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                                                              Exhibit  23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59061 and 33-78694) pertaining to the Immunex Corporation Amended and Restated 1993 Stock Option Plan and Amended and Restated Director Stock Option Plan of our report dated January 30, 1998, with respect to the consolidated financial statements and schedule of Immunex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                   Ernst & Young, LLP




Seattle, Washington
March 19, 1998


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